As filed with the Securities and Exchange Commission on June 4, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALESCO FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Maryland	16-1685692
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(215) 701-9555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alesco Financial Inc. 2006 Long-Term Incentive Plan

(Full title of the plan)

John J. Longino

Chief Financial Officer

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(215) 701-9555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard D. Pritz, Esq.

Kathleen L. Werner, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

(212) 878-8000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock $0.001 par value per share	921,349	$9.55	$8,798,883	$270.13

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued by Alesco Financial Inc. (the “Company”) pursuant to the provisions of the Alesco Financial Inc. 2006 Long-Term Incentive Plan, as amended (the “Plan”) relating to adjustments for changes resulting from stock dividends, stock splits, recapitalization, reorganization, merger, consolidation or similar changes, and any other securities with respect to which the outstanding shares are converted or exchanged.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act by averaging the high and low sales prices per share of the Company’s common stock as reported on the NYSE on May 25, 2007.

EXPLANATORY NOTE

We are filing this registration statement in order to register 921,349 additional shares of our common stock for issuance pursuant to the Plan. The Plan was described in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2007 and the increase in the number of shares to be awarded pursuant to the Plan was approved by our stockholders at our annual meeting held on May 22, 2007. Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 filed with the SEC on January 30, 2007 (registration no. 333-140318) are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents filed by the Company with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(b)	The Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2007.

(c)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, and the Company’s Current Reports on Form 8-K filed with the SEC on April 3, 2007, May 10, 2007, May 21, 2007 and May 30, 2007.

(d)	The description of the Company’s common stock contained in the Company’s registration statement on Form S-3 filed with the SEC on October 20, 2006.

Item 8. Exhibits.

The following is a list of exhibits to this Registration Statement:

4.1	Form of specimen stock certificate for the Company’s common stock (incorporated by reference to the Company’s registration statement on Form S-3 filed with the SEC on October 20, 2006).

5.1	Opinion of Clifford Chance US LLP as to the legality of the securities being registered.

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Alesco Financial Inc. 2006 Long-Term Incentive Plan, as amended (incorporated by reference to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Alesco Financial Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on this 4th day of June, 2007.

ALESCO FINANCIAL INC.

By:	/s/ James J. McEntee, III
James J. McEntee, III President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. McEntee, III and John J. Longino, and each of them, with the full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement, and any or all amendments thereto (including, without limitation, post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933 and any amendments thereto and to fill the same, with all exhibits and schedules thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Rodney E. Bennett Rodney E. Bennett	Director	June 4, 2007

/s/ Christian M. Carr Christian M. Carr	Chief Accounting Officer (Principal Accounting Officer)	June 4, 2007

/s/ Marc Chayette Marc Chayette	Director	June 4, 2007

/s/ Daniel G. Cohen Daniel G. Cohen	Chairman, Director	June 4, 2007

/s/ Thomas P. Costello Thomas P. Costello	Director	June 4, 2007

/s/ G. Steven Dawson	Director	June 4, 2007
G. Steven Dawson

/s/ Jack Haraburda	Director	June 4, 2007
Jack Haraburda

/s/ John J. Longino	Chief Financial Officer (Principal Financial Officer)	June 4, 2007
John J. Longino

/s/ James J. McEntee, III	President, Chief Executive Officer, Director (Principal Executive Officer)	June 4, 2007
James J. McEntee, III

/s/ Lance Ullom	Director	June 4, 2007
Lance Ullom

/s/ Charles W. Wolcott	Director	June 4, 2007
Charles W. Wolcott